Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders

Prudential Investment Portfolios 2:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Other Service Providers” and “Financial Statements” in the Statement of Additional Information.

New York, New York

March 25, 2011